SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 16, 2001


                              NORTH VALLEY BANCORP
                              --------------------
             (Exact name of registrant as specified in its charter)



         CALIFORNIA                     0-10652                94-2751350
-------------------------------      -------------          ----------------
(State or other jurisdiction of      (File Number)          (I.R.S. Employer
       incorporation)                                     identification number)


                    880 E. Cypress Avenue, Redding, CA 96002
              ----------------------------------------------------
              (Address of principal executive offices and zip code)


                                 (530) 226-2900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    This Form 8-K consists of two (2) pages.

         Item 5:  Other Events
                  ------------

         On July 16, 2001, North Valley Bancorp (the "Registrant") completed an offering of $10.0 million of 10.25% trust preferred securities through North Valley Capital Trust I, a Delaware statutory business trust established by the Registrant on June 27, 2001, for the exclusive purpose of issuing and selling trust preferred securities. Payments in respect of the trust preferred securities are guaranteed by North Valley Bancorp, and the proceeds of the offering were used to purchase Junior Subordinated Deferrable Interest Debentures from North Valley Bancorp. The trust preferred securities were sold in a private transaction pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act. Sandler O'Neill & Partners, L.P. acted as placement agent in the offering. The net proceeds of approximately $9.7 million will be used by the Registrant for general corporate purposes. The trust preferred securities mature in 2031 and qualify as Tier 1 capital under the capital guidelines of the federal bank regulatory agencies, including the Board of Governors of the Federal Reserve System. They will be presented as a separate line item in the consolidated balance sheet of the Registrant under the caption, "Company obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely junior subordinated debentures." Management believes, as of the date of this report, that the Registrant and its subsidiaries, North Valley Bank and Six Rivers National Bank, continue to meet all capital adequacy requirements to which they are subject.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTH VALLEY BANCORP


                                         By /s/ Edward J. Czajka
                                            -----------------------------------
                                            Edward J. Czajka
                                            Executive Vice President &
Dated:  July 23, 2001                       Chief Financial Officer


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